EXHIBIT 99.1

Velocity Express Announces Second Quarter Results Including

Progress of Recent CD&L Integration

WESTPORT, Conn. – February 13, 2007 – Velocity Express, Inc. (NASDAQ: VEXP - News), the nation’s largest provider of time definite regional delivery solutions, announced financial results and integration progress for the second quarter and six months ended December 30, 2006.

Highlights during the quarter include:

•	Consolidated 32 facilities across the country

•	Converted 100% of CD&L drivers to Velocity independent contractor (IC) program

•	Migrated 85% of CD&L operating activity to the Velocity operating system

•	Secured the combined customer base with improved customer service metrics

•	Launched Real Time Delivery™ from Velocity Express national branding campaign

Vincent A. Wasik, Velocity’s Chairman and Chief Executive Officer, stated, “During our first full quarter as a combined company, we made considerable progress in all aspects of our integration strategy including sales and service stabilization, facility consolidation, operating system migration, and IC contract conversion. As expected, these accomplishments resulted in only modest cost savings in the December quarter but laid the foundation for actions already taken in January and February to optimize corporate and field staffing and other expenses, begin the design and roll-out of new route structures across the Velocity network and accelerate our new sales programs. While we are not pleased with the results in the quarter, the revenue decline was expected and the integration actions we took were costly and necessary to drive the substantial financial benefits we expect to achieve over the course of calendar 2007.”

Mr. Wasik continued, “On the revenue front, as previously announced, we lost the Office Depot and Wachovia accounts and, as a result, revenue decreased by approximately $5 million compared to last year. Although disappointed with the loss of any customer, in general, we are very pleased with our customer retention through the integration and we are excited by our growth opportunities. Other than Office Depot and Wachovia, revenue has been stable and our sales proposal pipeline is robust. Current and new customers are embracing our service performance metrics and technology-based solutions combined with our expanded operational capabilities. In addition, our new national branding campaign, launched in October under the banner of Real Time Delivery™ from Velocity Express, is generating strong interest. We are seeing significant new opportunities, particularly in the retail and healthcare industries. To capitalize on these prospects we are increasing our sales force by 20% and have recently added senior sales executives with career retail experience to drive our expansion. We are confident that we will grow our revenues in calendar 2007 and beyond.”

On August 17, 2006, Velocity acquired CD&L, creating the largest time-critical logistics company in North America. For comparative purposes, the financial data for the quarter ended December 31, 2005 discussed below and presented in Exhibit B to this press release were prepared on a pro forma basis as if the acquisition had been consummated on July 3, 2005. Exhibit A to this press release provides a comparison to the actual GAAP results for the quarter ended December 31, 2005 as they were reported at that time.

Second Quarter Results

Revenue

Second quarter revenue was $102.3 million compared to pro forma revenue of $107.5 million in the second quarter of last year and $111.1 million in the first quarter of fiscal 2007. Lower revenue compared to last year reflects the two customer losses mentioned above. Revenue declined compared to the September quarter due to the same two customer losses and fewer billing days in the December quarter ($3.2 million).

Gross profit

The Company reported gross profit for the quarter of $21.9 million, or 21.5% of sales, compared to pro forma gross profit of $28 million, or 26% of sales, for the same quarter last year and $27.5 million, or 24.8% of sales, in the first quarter of fiscal 2007. Lower gross margins reflect the costs of merging operations in the form of higher driver pay, purchased transportation and warehouse labor costs. These expenses were required to maintain high customer service levels while accomplishing our field integration objectives. In addition, we incurred expenses to convert CD&L “guaranteed” driver settlement practices to Velocity’s activity-based driver settlement model. As the field operations integration is now largely complete, we are focused on enhancing customer service while improving internal productivity through application of our proprietary route optimization technology and V-Trac 5.0, our next generation scanning system. We expect gross margins to improve for the remainder of fiscal and calendar 2007.

Operating expenses

Operating expenses (occupancy and SG&A) for the quarter were $25.9 million, or 25.3% of sales, compared to pro forma operating expenses of $27.2 million, or 25.3% of sales, in the second quarter last year and $27 million, or 24.3% of sales, in the first quarter of fiscal 2007. The decrease in operating expense compared to last year is attributable to pre-merger reductions in occupancy and SG&A at Velocity and the first $1.2 million of post-merger integration savings.

Transaction, restructuring and integration charges for the second quarter were $3.0 million, compared to $0.3 million in the prior year period and $2.9 million in the first quarter.

Interest expense and payment terms

Net interest expense of $4.5 million in the quarter was down slightly from $4.7 million on a pro forma basis in the prior year quarter due to higher interest income on excess cash balances. In the December quarter, interest expense was made up of $0.45 million in non-cash amortization of the deferred financing fees incurred with the sale of the Company’s 12% Senior Secured Notes due 2010, $1.95 million of non-cash accretion of the debt discount associated with the issuance of Warrants as part of the Notes sale, and an accrual $2.1 million for cash interest. Under the terms of the Notes, no cash payment was required on December 30, 2006 since the Notes were sold at a discount to face value. The first cash payments will begin on June 30, 2007.

Adjusted EBITDA and Net Loss

Adjusted EBITDA for the second quarter was a loss of $3.5 million, compared to pro forma Adjusted EBITDA of $1.2 million in the second quarter last year and Adjusted EBITDA of $0.8 million in the first quarter of fiscal 2007. Adjusted EBITDA is lower than the prior year quarter because of the margin loss associated with Office Depot and Wachovia ($1.6 million) and $4.5 million in higher cost of delivery services required for the field integration, partly offset by reduced SG&A expenses as described above. Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC. For a description of the reasons the Company uses this measure and a reconciliation of Adjusted EBITDA to its nearest GAAP equivalent, please see Exhibit C to this press release.

The net loss for the second quarter ended December 30, 2006 was $13.4 million compared to a pro forma loss of $6.2 million in the second quarter last year and $10.8 million in the first quarter of fiscal 2007. Net loss attributable to common shareholders for the quarter was $15.2 million, or $0.61 per fully diluted share. The difference between net loss and net loss attributable to common shareholders is the result of the non-cash beneficial conversion and pay-in-kind features of our preferred stock, dominantly driven by the issuance of the Series Q preferred stock as part of the CD&L merger financing.

Six Month Results

Revenue & gross profit

Six month revenue was $213.4 million compared to pro forma revenue of $217.2 million in the first six months of last year. The decrease reflects the same two customer losses cited above, partly offset by modest revenue gains even during the integration. The Company reported gross profit for the six months of $49.5 million, or 23.2% of sales, compared to pro forma gross profit of $55.7 million, or 25.6% of sales, for the first six months last year. Gross profit margin reflects costs with associated with maintaining high customer service levels while simultaneously completing the aggressive field integration goals and the conversion of CD&L “guaranteed” driver settlement arrangements to Velocity’s activity-based settlement model as cited above.

Operating expenses

Operating expenses (occupancy and SG&A) for the six months were $52.9 million, or 24.8% of sales, compared to pro forma operating expenses of $55.0 million, or 25.3% of sales, in the same six month period last year. The decrease in operating expense is a function of pre-merger reductions in occupancy and SG&A at Velocity and the first $1.2 million of post-merger integration savings.

Adjusted EBITDA and Net Loss

Adjusted EBITDA for the six months was a loss of $2.7 million, compared to pro forma Adjusted EBITDA of $1.1 million in the first six months of last year. Adjusted EBITDA is lower than the prior year period because of the margin loss associated with Office Depot and Wachovia ($1.6 million) and $4.5 million in higher Cost of delivery services in the second quarter required for the field integration, partly offset by reduced SG&A expenses as described above.

Velocity’s Chief Financial Officer, Edward W. (Ted) Stone, stated, “We continue to be pleased with the progress of the CD&L integration. The December quarter was devoted to creating the infrastructure of integrated operating systems, uniform driver contracts, a streamlined facilities network and consistent management processes that will permit us to realize our projection of $39 million in integration savings. We are now well-positioned to optimize our delivery service offerings and internal productivity to drive profitable revenue growth going forward.”

Conference Call

Velocity will host a conference call and webcast on Tuesday, February 13 at 9:00 a.m. EST to discuss the company’s second quarter results including an update on the progress of its integration of CD&L. To access the live webcast and slide presentation, log onto the Velocity Express website at www.velocityexpress.com and click on “Investor Info/Stock Information”. The webcast can also be accessed at www.InvestorCalendar.com . To participate in the call by phone, dial 866-585-6398 approximately five minutes prior to the scheduled start time. International callers please dial 416-849-9626. A replay of the webcast can be viewed by visiting the investor relations section of the Velocity Express website. A replay of the teleconference will be available for 14 days after the call and may be accessed domestically by dialing 1-866-245-6755 and international callers may dial 1-416-915-1035. Callers should use passcode 256413.

About Velocity Express

Velocity Express has one of the largest time definite nationwide delivery networks, providing a national footprint for customers desiring same day service throughout the United States. The Company’s services are supported by a customer-focused technology infrastructure, providing customers with the reliability and information they need to manage their transportation and logistics systems, including a proprietary package tracking system that enables customers to view the status of any package via a flexible web reporting system.

Forward Looking Statements

Certain statements in this press release, and other written or oral statements made by or on behalf of the Company, may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance that are not historical facts, as well as management’s expectations, beliefs, plans, objectives, assumptions and projections about future events or future performance, are forward looking statements within the meaning of these laws. Forward-looking statements include statements that are preceded by, followed by, or include words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” or similar expressions. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of the Company’s management, which in turn are based on currently available information. These assumptions could prove inaccurate. Forward-looking statements are also affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or predict. Such factors include, but are not limited to, the following: we may never achieve or sustain profitability; we may not be successful in integrating CD&L and may fail to achieve the expected cost savings from the CD&L acquisition, including due to the challenges of combining the two companies, reducing overlapping functions, retaining key employees and other related risks; we may be unable to fund our future capital needs, and we may need funds sooner than anticipated; our large customers could reduce or discontinue using our services; we may be unable to successfully compete in our markets; we could be exposed to litigation stemming from the accidents or other activities of our drivers; we could be required to pay withholding taxes and extend employee benefits to our independent contractors; we have a substantial amount of debt and preferred stock outstanding, and our ability to operate and financial flexibility are limited by the agreements governing our debt and preferred stock; we may be required to redeem our debt at a time when we do not have the proceeds to do so; and the other risks identified in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, as well as in the other documents that the Company files from time to time with the Securities and Exchange Commission. Management believes that the forward-looking statements contained in this release are reasonable; however, undue reliance should not be placed on any forward-looking statements contained herein, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to publicly update any of them in light of new information or future events.

Contact:

Velocity Express, Inc.

Edward W. (Ted) Stone,

203-349-4199

tstone@velocityexp.com

or

Institutional Marketing Services (IMS)

John G. Nesbett

203-972-9200

jnesbett@institutionalms.com

EXHIBIT A:

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except par value)

	December 30, 2006		July 1, 2006
		#
ASSETS
Current assets:
Cash	$9,710		$1,715
Accounts receivable, net of allowance of $2,949 and $3,273 at December 30, 2006 and July 1, 2006, respectively	37,861		14,789
Accounts receivable - other	1,809		1,031
Prepaid workers’ compensation and auto liability insurance	4,955		1,932
Other prepaid expenses and other current assets	1,543		1,167

Total current assets	55,877		20,634

Property and equipment, net	8,761		6,581
Assets held for sale	872		973
Goodwill	71,336		42,830
Intangible assets	29,213		—
Deferred financing costs, net	6,484		1,763
Other assets	2,211		2,872

Total assets	$174,755		$75,653

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$19,556		$16,900
Accrued wages and benefits	6,471		2,755
Accrued legal and claims	5,918		4,688
Accrued insurance and claims	4,772		1,802
Accrued interest	4,112		270
Related party liabilities	—		1,430
Other accrued liabilities	6,859		977
Revolving line of credit	650		—
Current portion of long-term debt	1,321		1,363

Total current liabilities	49,659		30,185
Long-term debt, less current portion	51,697		26,185
Accrued insurance and claims	2,559		2,540
Restructuring liabilities	139		111
Other long-term liabilities	1,164		1,563
Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.004 par value, 299,515 shares authorized 13,142 and 10,321 shares issued and outstanding at December 30, 2006 and July 1, 2006, respectively	72,027		33,243
Common stock, $0.004 par value, 700,000 shares authorized 26,971 and 16,965 shares issued and outstanding at December 30, 2006 and July 1, 2006, respectively	108		68
Stock subscription receivable	(43)		(7,543)
Additional paid-in-capital	368,098		313,489
Accumulated deficit	(370,655)		(324,200)
Accumulated other comprehensive income	2		12

Total shareholders’ equity	69,536		15,069

Total liabilities and shareholders’ equity	$174,755		$75,653

EXHIBIT A:

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND SIX MONTHS ENDED DECEMBER 30, 2006 AND DECEMBER 31, 2005

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 30, 2006	December 31, 2005	December 30, 2006		December 31, 2005
				#
Revenue	$102,272	$49,316	$213,366		$101,862
Cost of services	80,278	35,080	163,793		73,237
Depreciation	45	56	76		111

Gross profit	21,949	14,180	49,497		28,514

Operating expenses:
Occupancy	4,351	3,137	9,008		6,029
Selling, general and administrative	21,514	12,190	43,847		25,492
Restructuring charges and asset impairments	732	—	1,905		—
Transaction and integration costs	2,233	260	3,986		260
Depreciation and amortization	1,838	1,047	3,903		2,101

Total operating expenses	30,668	16,634	62,649		33,882

Loss from operations	(8,719)	(2,454)	(13,152)		(5,368)

Other income (expense):
Interest expense	(4,452)	(1,247)	(10,626)		(2,343)
Other	(194)	135	(14)		649

Loss before income taxes and minority interest	(13,365)	(3,566)	(23,792)		(7,062)

Income taxes	6	—	15		—
Minority interest	—	—	367		—

Net loss	$(13,371)	$(3,566)	$(24,174)		$(7,062)

Net loss applicable to common shareholders	$(15,237)	$(5,636)	$(46,454)		$(12,212)

Basic and diluted net loss per share	$(0.61)	$(0.35)	$(1.97)		$(0.81)

Weighted average common stock shares outstanding used in the basic and diluted net loss per share calculation	24,963	15,907	23,527		15,023

EXHIBIT B:

The pro forma combined Statement of Operations that follows reflects the combination of Velocity and CD&L as if the acquisition had been completed at the beginning of the respective period. It has been prepared in accordance with Regulation S-X of the SEC but it is not accompanied by the consolidation worksheet and explanatory footnotes required under Regulation S-X. The Company’s Form 8-K/A filing on October 25, 2006 contains the required consolidation worksheet and footnotes for the year ended July 1, 2006 which are generally indicative of the pro forma adjustments reflected in the pro forma combined Statement of Operations that follows.

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

STATEMENTS OF OPERATIONS - INCLUDING PRO FORMA RESULTS FOR PRIOR YEAR

FOR THE THREE MONTHS AND SIX MONTHS ENDED DECEMBER 30, 2006 AND DECEMBER 31, 2005

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005
Revenue	$102,272	$107,503	$213,366	$217,184
Cost of services	80,278	$79,439	163,793	161,376
Depreciation	45	64	76	126

Gross profit	21,949	28,000	49,497	55,682
Operating expenses:
Occupancy	4,351	$4,910	9,008	9,546
Selling, general and administrative	21,514	$22,267	43,847	45,416
Restructuring charges and asset impairments	732	—	1,905	—
Transaction and integration costs	2,233	$260	3,986	260
Depreciation and amortization	1,838	2,203	3,903	4,238

Total operating expenses	30,668	29,640	62,649	59,460

Loss from operations	(8,719)	$(1,640)	(13,152)	(3,778)
Other income (expense):
Interest expense	(4,452)	$(4,665)	(10,626)	(11,398)
Other	(194)	$135	(14)	648

Loss before income taxes	(13,365)	$(6,170)	(23,792)	(14,528)

Income taxes	6	—	15	—
Minority interest	—	—	367	—

Net loss	$(13,371)	$(6,170)	$(24,174)	$(14,528)

Net loss applicable to common shareholders	$(15,237)	$(9,718)	$(46,454)	$(35,172)

Basic and diluted net loss per share	$(0.61)	$(0.52)	$(1.97)	$(1.96)

Weighted average common stock shares outstanding used in the basic and diluted net loss per share calculation	24,963	18,822	23,527	17,949

EXHIBIT C: USE OF NON-GAAP FINANCIAL MEASURES

This press release includes disclosures regarding “Adjusted EBITDA”, which is a non-GAAP financial measure. Adjusted EBITDA, is comprised of historical EBITDA, as adjusted for certain non-cash expenses. EBITDA is defined as net earnings (loss) before interest expenses, income taxes, depreciation and amortization on an historical basis. We believe net income (loss) is the most directly comparable financial measure to EBITDA under GAAP.

We present Adjusted EBITDA for several reasons. Management believes Adjusted EBITDA is useful as a means to evaluate our ability to fund our estimated uses of cash, including the payment of interest on our debt. In addition, we have presented Adjusted EBITDA to investors in the past because it is frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting it here provides a measure of consistency in our financial reporting. Adjusted EBITDA (also referred to in our Indenture as Consolidated Cash Flow and in our Revolving Credit Agreement as EBITDA) is also a component of the restrictive covenants and financial ratios contained in the agreement(s) governing our debt that require us to maintain compliance with these covenants and limit certain activities, such as our ability to incur additional debt and to pay dividends. The definitions in these covenants and ratios are based on Adjusted EBITDA. As a result, management believes the presentation of Adjusted EBITDA provides important additional information to investors.

While we use Adjusted EBITDA in managing and analyzing our business and financial condition and believe it is useful to our management and investors for the reasons described above, it has certain shortcomings. In particular, Adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. Accordingly, it should not be construed as an alternative to net cash from operating or investing activities, cash flows from operations or net income (loss) as defined by GAAP and is not, on its own, necessarily indicative of cash available to fund our cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations of Adjusted EBITDA, and our calculation of Adjusted EBITDA may not be comparable to Adjusted EBITDA or other similarly titled measures of other companies.

A reconciliation of the differences between Adjusted EBITDA and the most directly comparable financial measure presented in accordance with GAAP is included in the table that follows.

Reconciliation of Non-GAAP Financial Measures

VELOCITY EXPRESS CORPORATION AND SUBSIDIARIES

STATEMENTS OF OPERATIONS - INCLUDING PRO FORMA RESULTS FOR PRIOR YEAR

FOR THE THREE MONTHS AND SIX MONTHS ENDED DECEMBER 30, 2006 AND DECEMBER 31, 2005

	Three Months Ended				Six Months Ended
	December 30, 2006	2005 December 31, 2005	Pro Forma December 31, 2005		December 30, 2006	December 31, 2005	Pro Forma December 31, 2005
				#
Net loss	$(13,371)	$(3,566)	$(6,170)		$(24,174)	$(7,062)	$(14,528)
Interest Income/Expense	4,452	1,247	4,665		10,626	2,343	11,398
Income Taxes	6	—	—		15	—	—
Depreciation	1,090	1,103	1,474		2,392	2,212	2,777
Amortization of Intangible Assets	793	—	793		1,587	—	1,587
Stock Based Compensation	360	149	290		594	211	290
Other non-operating (income)/expense	194	(135)	(135)		14	(649)	(648)
Transaction / Restructuring / Integration	2,965	260	260		5,891	260	260
Minority Interest in CD&L	—	—	—		367	—	—

Adjusted EBITDA	$(3,511)	$(942)	$1,177		$(2,687)	$(2,685)	$1,136